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                                                               EXHIBIT 23.1



                        INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Central Garden & Pet Company on Form S-3 of our reports dated November 4, 1997, appearing in the Prospectus, which is part of this Registration Statement, and incorporated by reference from the Company's Annual Report on Form 10-K for the year ended September 27, 1997 and to the references to us under the headings "Selected Consolidated Financial and Operating Data" and "Experts" in such Prospectus.


Deloitte & Touche LLP

San Francisco, California
December 8, 1997